EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form F-1) and related Prospectus of RADA Electronic Industries Ltd. dated June 3, 2015 and to the incorporation by reference therein of our report dated April 29, 2015, with respect to the consolidated financial statements of RADA Electronic Industries Ltd., included in its Annual Report (Form 20-F) for the year ended December 31, 2014, filed with the Securities and Exchange Commission.

Haifa, Israel	/s/Kost Forer Gabbay & Kasierer
June 3, 2015	Kost Forer Gabbay & Kasierer A Member of Ernst & Young Global